   As filed with the Securities and Exchange Commission on December 22, 2000.

                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             PETROQUEST ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 ---------------

             Delaware                                      72-1440714
  (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)


                     400 E. Kaliste Saloom Road, Suite 3000
                           Lafayette, Louisiana 70508
                    (Address of Principal Executive Offices)

                                 ---------------

                             PETROQUEST ENERGY, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ---------------


                Name, Address and Telephone                                Copy of Communications to:
                Number of Agent for Service:

                   Michael O. Aldridge                                             Robert G. Reedy
      Senior Vice President, Chief Financial Officer                           Porter & Hedges, L.L.P.
                      and Secretary                                             700 Louisiana Street
                 Petroquest Energy, Inc.                                      Houston, Texas 77002-2764
          400 E. Kaliste Saloom Road, Suite 3000                                   (713) 226-0600
                Lafayette, Louisiana 70508
                      (337) 232-7028




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================


                                           AMOUNT TO      PROPOSED MAXIMUM         PROPOSED
                                              BE              OFFERING        MAXIMUM AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)     PRICE PER SHARE    OFFERING PRICE(2)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share     600,000             $4.00             $2,400,000          $600.00
====================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the PetroQuest Energy, Inc. 1998 Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq NMS on December 19, 2000, $4.00. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

         This registration statement registers an additional 600,000 shares of Common Stock related to the 1998 Incentive Plan which are the same class as other securities for which a registration statement on Form S-8, No. 333-65401 (the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.           EXHIBITS


  EXHIBIT
     NO.                            DESCRIPTION
  -------                           -----------
      *4.1      First Amendment to PetroQuest Energy, Inc. 1998 Incentive Plan.
      *5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.
     *23.1      Consent of Independent Public Accountants
     *23.2      Consent of KPMG LLP
     *23.3      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
     *24.1      Powers of Attorney (included on signature page).

----------------
*   Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 21st day of December 2000.

                                       PETROQUEST ENERGY, INC.

                                       By:     /s/ Charles T. Goodson
                                        ----------------------------------------
                                                  Charles T. Goodson,
                                                Chairman of the Board,
                                          Chief Executive Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson and Michael O. Aldridge, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                       TITLE                                     DATE
               ---------                                       -----                                     ----
      /s/ Charles T. Goodson              Chairman of the Board, Chief Executive Officer
--------------------------------------    and Director (Principal Executive Officer)                 December 21, 2000
          Charles T. Goodson

      /s/ Alfred J. Thomas, II            President, Chief Operating Officer and Director            December 21, 2000
--------------------------------------
         Alfred J. Thomas, II

        /s/  Ralph J. Daigle              Senior Vice President - Exploration and Director           December 21, 2000
--------------------------------------
            Ralph J. Daigle

         /s/ Michael O. Aldridge          Senior Vice President, Chief Financial Officer,
--------------------------------------    Secretary and Director (Principal Financial and
            Michael O. Aldridge            Accounting Officer)                                       December 21, 2000


       /s/ Francisco A. Garcia                             Director
--------------------------------------                                                               December 21, 2000
          Francisco A. Garcia

               SIGNATURE                                       TITLE                                     DATE
               ---------                                       -----                                     ----
       /s/ William W. Rucks, IV                            Director                                  December 22, 2000
--------------------------------------
         William W. Rucks, IV

        /s/ E. Wayne Nordberg                              Director                                  December 21, 2000
--------------------------------------
           E. Wayne Nordberg

          /s/ Jay B. Langner                               Director
--------------------------------------
            Jay B. Langner                                                                           December 21, 2000

                                                  INDEX TO EXHIBITS


  EXHIBIT
     NO.                            DESCRIPTION
  -------                           -----------
      *4.1      First Amendment to PetroQuest Energy, Inc. 1998 Incentive Plan.
      *5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.
     *23.1      Consent of Independent Public Accountants.
     *23.2      Consent of KPMG LLP.
     *23.3      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
     *24.1      Powers of Attorney (included on signature page).

----------------
*   Filed herewith.